Item 27 Exhibit (h) i a 1c.

AMENDMENT NO. 3

TO PARTICIPATION AGREEMENT

That certain Participation Agreement (“Agreement”), dated April 30, 2004, by and among the undersigned is hereby amended, effective as of May 1, 2011 (“Effective Date”), as follows:

1. All references in the Agreement to the defined term “AVIF Prospectus,” or to a “prospectus” or “prospectuses” of or relating to a Fund or AVIF, shall mean and include a Summary Prospectus as defined in Rule 498 under the 1933 Act (“Rule 498”) of a Fund or AVIF (“AVIF Summary Prospectus”), except as required by Section 2, below.

2. Each Party’s representations, warranties, and obligations under the Agreement with respect to the text composition, printing, mailing, and distribution of the AVIF Prospectus shall remain as they currently are, except that:

a.	LIFE COMPANY may, in its discretion and upon 10 days’ advance written notice to AVIF and Invesco Distributors, Inc. (formerly known as AIM Distributors, Inc. and Invesco Aim Distributors, Inc.) (“Invesco”), print, mail, and distribute the AVIF Summary Prospectus in lieu of the Statutory Prospectus as defined in Rule 498 of AVIF or a Fund thereof (“AVIF Statutory Prospectus”),

i.	unless required by applicable law or regulation to deliver an AVIF Statutory Prospectus, or

ii.	unless AVIF determines to no longer authorize the use of the AVIF Summary Prospectus, in which case AVIF shall give LIFE COMPANY 60 days’ advance written notice of the effectiveness of such determination to the extent necessary for LIFE COMPANY to arrange for the delivery of an AVIF Statutory Prospectus, provided that LIFE COMPANY shall be responsible for compliance with paragraphs (1) and (2) of Rule 498(c), (d), and (f), or any successor provisions; and provided further, that AVIF or Invesco shall be responsible for compliance with all other provisions of Rule 498 and for timely responding to any request that it may receive directly from a Participant investing in a Fund for a paper or an electronic copy of an AVIF Statutory Prospectus, Statement of Additional Information, or periodic report (each, an “AVIF Document”) pursuant to Rule 498(f)(1) or any successor provision.

b.	LIFE COMPANY may, in its discretion and upon 10 days’ advance written notice to AVIF and Invesco, print, mail, and distribute the AVIF Summary Prospectus in addition to, rather than in lieu of, the AVIF Statutory Prospectus, in which case AVIF or Invesco shall be responsible for compliance with paragraphs (a) and (b) of Rule 498, but not the other paragraphs of the Rule.

c.	AVIF or Invesco shall deliver to LIFE COMPANY electronic copies of both the AVIF Summary Prospectus and AVIF Statutory Prospectus for use by LIFE COMPANY. AVIF or Invesco also shall deliver to LIFE COMPANY the URL (uniform resource locator) for each AVIF Document to enable LIFE COMPANY to send a direct link to the document on the Internet by email in response to Participant requests for an electronic copy of any such document, as permitted by Rule 498(f)(1). In addition, LIFE COMPANY shall be permitted, but not required, in its sole discretion, to post a copy of the AVIF Statutory Prospectus and/or AVIF Summary Prospectus, Statements of Additional Information, Supplements, Annual Reports and Semi-Annual Reports on LIFE COMPANY’S web site.

d.	LIFE COMPANY shall promptly notify AVIF and Invesco if it determines to no longer deliver the AVIF Summary Prospectus, and each Party shall promptly notify the other Parties if it becomes aware of facts or circumstances that may prevent the use or continued use of the AVIF Summary Prospectus in the manner contemplated hereby.

3. In all other respects, the Agreement shall remain the same. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

IN WITNESS WHEREOF, each of undersigned parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the Effective Date.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)		INVESCO DISTRIBUTORS, INC.

By:	/s/ John M. Zerr	By:	/s/ John S. Cooper

Name: Its:	John M. Zerr Senior Vice President	Name: Its:	John S. Cooper President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Richard J. Byrne

Name: Its:	Richard J. Byrne Vice President

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